EXHIBIT NO. 99.(a) 5

MFS SERIES TRUST VIII

CERTIFICATION OF AMENDMENT

TO THE DECLARATION OF TRUST

REDESIGNATION OF CLASS R3 SHARES, CLASS R4 SHARES, AND

CLASS R5 SHARES

Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated December 16, 2004, as amended (the “Declaration”), of MFS Series Trust VIII, a business trust organized under the laws of The Commonwealth of Massachusetts (the “Trust”), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby redesignate all existing Class R3, Class R4, and Class R5 shares (as defined in the Declaration) of MFS Global Growth Fund, a series of the Trust, as follows:

The class of shares previously designated as “Class R3 Shares” shall be redesignated as “Class R2 Shares,” the class of shares previously designated as “Class R4 Shares” shall be redesignated as “Class R3 Shares,” and the class of shares previously designated as “Class R5 Shares” shall be redesignated as “Class R4 Shares.”

IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of April 22, 2008, and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

ROBERT E. BUTLER	ROBERT J. MANNING
Robert E. Butler	Robert J. Manning
804 W. Park Avenue	13 Rockyledge Road
State College PA 16803	Swampscott MA 01907

LAWRENCE H. COHN	LAWRENCE T. PERERA
Lawrence H. Cohn	Lawrence T. Perera
45 Singletree Road	18 Marlborough Street
Chestnut Hill MA 02467	Boston MA 02116

DAVID H. GUNNING	ROBERT C. POZEN
David H. Gunning	Robert C. Pozen
2571 N. Park Blvd.	9 Arlington Street
Cleveland Heights OH 44106	Boston MA 02116

WILLIAM R. GUTOW	J. DALE SHERRATT
William R. Gutow	J. Dale Sherratt
3 Rue Dulac	86 Farm Road
Dallas TX 75230	Sherborn MA 01770

MICHAEL HEGARTY	LAURIE J. THOMSEN
Michael Hegarty	Laurie J. Thomsen
177 Old Briarcliff Road	235 Nashawtuc Road
Briarcliff Manor NY 10510	Concord MA 01742

J. ATWOOD IVES	ROBERT W. UEK
J. Atwood Ives	Robert W. Uek
17 West Cedar Street	536 Tierra Mar Lane
Boston MA 02108	Naples FL 34108